UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a - 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a - 12

COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee:
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14-a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule, or Registration No.:

	(3)	Filing Party:

	(4)	Date Filed:

November 12, 2021

Dear Columbia Property Trust Stockholder:

We have previously sent to you proxy material for the special meeting of Columbia Property Trust, Inc. to be held on December 2, 2021, at 9:30 a.m., New York time, at 315 Park Avenue South, New York, New York, 10010. Your Board of Directors unanimously recommends that stockholders vote FOR the proposed merger with Pacific Investment Management Company LLC.

Since approval of the merger requires the affirmative vote of a majority of the outstanding shares, your vote is important. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

/s/ Nelson Mills
Nelson Mills
President and Chief Executive Officer

IMPORTANT NOTE:
In order to vote by telephone or via the Internet, please follow the instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED,
TOLL-FREE at 1-877-825-8971.